EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2003 with respect to the consolidated financial statements of Magna Entertainment Corp. incorporated by reference into the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of Debt Securities, Warrants to purchase Debt Securities, Warrants to purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock.


                                       /s/ Ernst & Young LLP
                                       ----------------------
                                       Chartered Accountants


October 23, 2003
Toronto, Canada